Exhibit 5.1

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone Fax Internet	(604) 691-3000 (604) 691-3031 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tekmira Pharmaceuticals Corporation

We consent to the use of our report dated March 27, 2012, with respect to the consolidated balance sheets of Tekmira Pharmaceuticals Corporation as of December 31, 2011 and December 31, 2010, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2011, incorporated herein by reference and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the prospectus included in the Registration Statement on Form F-10.

Chartered Accountants

January 4, 2013

Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.